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                                                                     EXHIBIT 5.1

                                  May 28, 1997
Harbor Financial Group, Inc.
340 North Sam Houston Parkway East
Suite 100
Houston, Texas 77060
Ladies and Gentlemen:

     We have acted as counsel to FirstCity Financial Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to the issuance by the Company of 1,581,000 shares of common stock, par value $.01 per share, of the Company, in connection with the acquisition by the Company of Harbor Financial Group, Inc. pursuant to an Agreement and Plan of Merger dated as of March 26, 1997 (the "Agreement").

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Company's Amended and Restated Certificate of Incorporation, the resolutions adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement and the issuance of the Shares and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     The shares to be issued pursuant to the Agreement have been duly authorized and, when issued as contemplated by the Agreement, will be validly issued, fully paid and non-assessable.

     The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Other FirstCity Annual Meeting Matters -- Legal Matters" in the prospectus contained therein.


                                          Very truly yours,

                                          /s/  WEIL, GOTSHAL & MANGES LLP